SECOND AMENDED AND RESTATED SECURED PROMISSORY NOTE

(For Revolving Line of Credit, Advances and Guaranteed Obligations)

$1,000,000, or more August 1 , 2008 Los Angeles, California

For Value Received, the undersigned MyMedicalRecords.com, Inc. a Delaware corporation ("Borrower"), promises to pay to the order of The RHL Group, Inc., a California corporation ("Lender"), the sum of up to, and more than, One Million Dollars ($1,000,000) (sometimes referred to as a "Reserve Line of Credit" herein), on a revolving basis, with interest from the date of disbursement on the Unpaid Balance, as that term is used herein, and defined below, from time to time outstanding. Capitalized terms used herein without definition shall, unless otherwise indicated, have the meanings given to such terms in the Security Agreement of this date which grants certain security interests in the Collateral owned by Borrower, as therein defined. Borrower and Lender agree that the terms of this Second Amended and Restated Secured Promissory Note ("SECOND AMENDED NOTE"ir :Note") apply to the increased Reserve Line of Credit.

This AMENDED NOTE is intended to update and amend the certain Secured Promissory Note (the "ORIGINAL NOTE") dated July 30, 2007 ,, and the **AMENDED AND RESTATED SECURED PROMISSORY NOTE (the "FIRST AMENDED NOTE")**, dated August 23, 2007, which notes were approved by the Borrower's Board of Directors by resolutions dated July 23, 2007 and August 30, 2007. As stated therein the ORIGINAL NOTE and the FIRST AMENDED NOTE provided for increases, if necessary, in the amount of the Reserve Line of Credit, and the terms of the Security Agreement entered into on August 13, 2007 provide for that agreement to apply to advances in excess of the therein stated "Amount". The terms of the Security Agreement shall be deemed to apply to, and a security interest is hereby granted to the Lender, for all advances made, under this SECOND AMENDED NOTE to the same extent, validity, security and priority as to advances under the ORIGINAL NOTE and the FIRST AMENDED NOTE.

The original of the FIRST AMENDED NOTE shall be marked as "superseded" and stapled to the rear of this SECONDAMENDED NOTE. If and only if the SECOND AMENDED NOTE is deemed unenforceable, or if the Security Agreement is, for any reason, deemed not to apply to the SECOND AMENDED NOTE, then the terms of the FIRST AMENDED NOTE (or the ORIGINAL NOTE, if necessary) shall be deemed reinstated to the extent necessary to: (a) repay the advances of the Lender, and (b) provide for security to the Lender.

The term "Unpaid Balance" shall mean all of the following: (a) the funds actually lent to the Borrower, including interest, fees, and costs thereon; (b) any funds paid or advanced for the benefit of the Borrower to third parties, including charges made on the Lender's credit or charge cards, or credit or charge cards for which Lender is liable (exclusive of interest on such charges) ("CREDIT CARD ADVANCES") on or after July 23, 2007, (c) any amounts guaranteed by the Lender, for which the guarantees are still outstanding, (d) unpaid consulting fees, salary or expenses accrued or owed to Lender. However, any amounts guaranteed by the Lender and unpaid consulting fees shall not be included in the $300,000 Reserve Line of Credit limit.

The entire Unpaid Balance shall be due and payable at the end of each calendar month, provided however, that if the Borrower is not otherwise in default under the ORIGINAL NOTE, the FIRST AMENDED NOTE, or the SECOND AMENDED NOTE or the Security Agreement entered into on or about July 31 , 2007, the Reserve Line of Credit shall continue in existence for the next succeeding month, and payment of the full Unpaid Balance shall be similarly deferred. However, notwithstanding any other provision in this Note: (1) the obligation to pay interest on a monthly basis, and the obligation to pay the CREDIT CARD ADVANCES, shall continue to be due and payable on a monthly basis, and (b) unless otherwise agreed in writing by Lender, the entire unpaid balance shall be due and owing, without extension, on July 31, 2009 (the "FINAL MATURITY DATE").

The monthly payment shall not include any interest for amounts guaranteed by the Lender unless the Lender has performed on the guarantee, whether by payment or otherwise, except that on the FINAL MATURITY DATE the Borrower must pay all amounts due, including payment in full of the amount of any still then outstanding guarantees (which latter amount shall be placed in a trust account pending payment by the Debtor of the guaranteed obligation (and subsequent release of the funds back to the Debtor) or payment to the guaranteed party in accordance with any agreement between the Lender and the guaranteed party.)

Upon the occurrence of an Event of Default, as defined in this Note or the Security Agreement, the FINAL MATURITY DATE shall be accelerated without further action by the Lender.

Interest shall accrue at the rate equal to lesser of the Wall Street Journal Prime Lending Rate plus 3% or the maximum rate allowed by law under the California Constitution, i.e., 5% per annum plus the rate prevailing at the Federal Reserve Bank of San Francisco on August 25, 2008, for advances to member banks. Said rate shall continue in effect for the entire period of the Reserve Line of Credit up to the FINAL MATURITY DATE. At no time shall the interest rate, and fees, if applicable, exceed the maximum rate chargeable by law.

Borrower understands that Lender is charging, in addition to interest, as described above a one-time "Loan Origination Fee" of 5,000,000 shares of common stock, whether the entire line of credit is used or not. For purposes of this Secured Promissory Note the shares of Borrower's common stock shall be valued at $0.001 per share for the entire period of time prior to and including the FINAL MATURITY DATE. To the extent that this Secured Line of Credit exceeds $1 million during any future quarter the Lender will receive one share of common stock per such future quarter for the excess.

All payments on this Note are payable at Borrower's accountant: Loring Ward, 10100 Santa Monica Blvd., Suite 1300, Los Angeles, California 90067, Attn: Thomas Kingsley, or at such other place as the Lender or any other holder hereof shall notify Borrower in writing.

All payments received by the Lender on this Note may be applied by Lender as follows: first, to the payment of all fees and expenses owed under this Note or the Security Agreement of even date; second, to the payment of accrued and unpaid interest then due and owing; and third, to principal.

This Note may be prepaid in whole or in part without penalty. In the event of partial prepayments, the prepayments and proceeds shall be applied as described in the just preceding paragraph.

Notwithstanding anything else in this Agreement, the entire unpaid balance shall be due and owing, without extension on the occurrence of any of the following, unless otherwise agreed by Lender in writing: (a) a change in ownership or control of Borrower in an amount equal to or greater than 1/3 of outstanding voting stock; (b) a transfer of at least 1/3 of the assets of Borrower; (c) a change in the composition of Borrower's Board of Directors, Officers and/or senior management; or (d) if at any time after November 1, 2007, the Borrower cannot demonstrate that it has at least $125,000 in cash including availability under this Reserve Line of Credit or such other amount as necessary to maintain operations through the subsequent thirty (30) days.

The Security Agreement relating to the AMENDED NOTE, and the ORIGINAL NOTE, or this SECOND AMENDED NOTE shall jointly be referred to as the "Loan Documents".

Upon the happening of any failure to make any payment under the Loan Documents, or any other "Event of Default" as defined in the Security Agreement, Lender may at its option declare the entire unpaid balance of this Note, together with interest accrued thereon, to be immediately due and payable. Upon receiving notice of Default, Borrower will have 7 calendar days to cure such Event of Default. In the event the Borrower fails to cure the default, the Lender may proceed to exercise any rights or remedies that it may have under any of the Loan Documents or under this Note or such other rights and remedies which, subject to the provisions of this Note and Loan Documents, the Lender may have at law, equity or otherwise. In the event of such acceleration, Borrower may discharge its obligations to the Lender by paying the unpaid balance hereof as of the date of such payment, plus accrued interest and fees, in the manner set forth above.

Upon an Event of Default (as defined in the Security Agreement), the interest rate hereunder shall be computed as the higher of: (a) the highest rate then allowed by law, or (b) the rate described herein.

After default, in addition to principal and accrued interest, the Lender shall be entitled to collect all costs of collection, including, but not limited to, reasonable attorneys' fees incurred in connection with any of the lender's reasonable collection efforts, whether or not suit on this Note is filed, and all such costs and expenses shall be payable on demand.

No failure on the part of the Lender or other holder hereof to exercise any right or remedy hereunder, whether before or after the happening of a default, shall constitute a waiver thereof, and no waiver of any past default shall constitute waiver of any future default or of any other default. No failure to accelerate the debt evidenced hereby by reason of default hereunder, or acceptance of a past due installment or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or as a reinstatement of the debt evidenced hereby or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right which Lender may have, whether by the laws of the State of California, by agreement or

otherwise, and Borrower and each endorser or guarantor hereby expressly waives the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

Borrower and each endorser or guarantor of this Note hereby waives presentment, protest, demand, diligence, notice of dishonor and notice of nonpayment.

All agreements between Borrower and Lender, whether now existing or hereafter arising, and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Lender of the holder hereof, or collected by Lender or such holder for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein, or in any other document pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under governing usury laws as applicable in this transaction, If, under any circumstances whatsoever, fulfillment of any provision hereof or of the Loan Documents or any other documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law for this transaction, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Lender or other holder hereof shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate allowed for this transaction, such amount that would be excessive interest under governing laws as applicable to this transaction shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf. All sums paid or agreed to be paid to the holder hereto for the use, forbearance or detention of the indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by governing law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law as applicable to this transaction, shall be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the loan evidenced hereby so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Borrower, and endorser or guarantor and Lender.

This Note shall be governed by and construed under the laws of the State of California applicable to contracts made and to be performed entirely in that State without regard to the principles thereof regarding conflict of laws. Borrower and each endorser or guarantor hereby submits to personal jurisdiction in said State for the enforcement of Borrower's obligations hereunder, and waives any and all personal rights under the law of the other state to object to jurisdiction within such State for the purposes of litigation to enforce such obligations of Borrower. In the event such litigation is commenced, Borrower agrees that service of process may be made and personal jurisdiction over Borrower obtained, by service of a copy of the summons, complaint and other pleadings required to commence such litigation upon Borrower's appointed agent for service of process in such state with a copy to:

Naj Allana
MyMedicalRecords.com, Inc.
2934 ½ Beverly Glen Circle, #702
Los Angeles Ca., 90077

The holder of this note shall be entitled, without limitation, to all of the rights and remedies of the Lender under the Loan Agreements with respect to this Note. In the event of any conflict between the terms and conditions of the Security Agreement and those of this Note, the terms and conditions of this Note shall control. The obligations of Borrower pursuant to this Note are secured by the Security Agreement.

Borrower represents that it has obtained all of the corporate authority necessary to execute this Note.

IN WITNESS WHEREOF, Borrower has executed this instrument by its duly authorized signatories as of the date first above written.

MyMedicalRecords.com, Inc., a Delaware corporation ("Borrower")

Name: Naj Allana

Title: CFO

Signature: [signature]

Date: 8/1/2008

The RHL Group, Inc., a California corporation ("Lender")

Name: Robert H. Lorsch

Title: CEO

Signature: [signature]

Date: 8/1/08